Exhibit 99.2

HANDLEMAN COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands except per share data)

Fiscal 2003:	For the Three Months Ended (unaudited)				Total Fiscal Year
	July 27, 2002 Restated	October 26, 2002 Restated	January 31, 2003 Restated	May 3, 2003
Revenues	$277,230	$328,278	$467,346	$285,075	$1,357,929
Costs and expenses:
Direct product costs	219,406	252,109	374,432	221,496	1,067,443
Selling, general and administrative expenses	53,169	55,204	60,163	51,766	220,302
Impairment of subsidiary assets	—	—	33,100	—	33,100
Interest expense (income), net	391	230	(53)	(250)	318

Income (loss) before income taxes and minority interest	4,264	20,735	(296)	12,063	36,766
Income tax (expense) benefit	(1,777)	(7,182)	3,723	(4,225)	(9,461)
Minority interest	174	192	—	—	366

Net income	$2,661	$13,745	$3,427	$7,838	$27,671

Net income per share
Basic	$0.10	$0.52	$0.13	$0.30	$1.06
Diluted	$0.10	$0.52	$0.13	$0.30	$1.06
Weighted average number of shares outstanding during the period
Basic	26,476	26,202	25,792	25,715	26,046
Diluted	26,569	26,217	25,845	25,827	26,046

Fiscal 2002:	For the Three Months Ended (unaudited)				Total Fiscal Year Restated
	July 28, 2001 Restated	October 27, 2001 Restated	January 31, 2002 Restated	April 27, 2002 Restated
Revenues	$256,259	$333,920	$407,071	$328,456	$1,325,706
Costs and expenses:
Direct product costs	198,019	255,374	329,103	256,577	1,039,073
Selling, general and administrative expenses	51,627	57,322	63,049	55,288	227,286
Impairment of subsidiary assets	—	—	5,693	—	5,693
Interest expense, net	912	1,313	1,317	692	4,234

Income before income taxes and minority interest	5,701	19,911	7,909	15,899	49,420
Income tax (expense) benefit	(3,651)	(7,150)	2,206	(4,458)	(13,053)
Minority interest	87	106	(61)	415	547

Net income	$2,137	$12,867	$10,054	$11,856	$36,914

Net income per share
Basic	$0.08	$0.48	$0.38	$0.45	$1.38
Diluted	$0.08	$0.48	$0.37	$0.44	$1.38
Weighted average number of shares outstanding during the period
Basic	26,618	26,707	26,689	26,610	26,656
Diluted	26,841	26,948	26,890	26,700	26,763

Handleman Company

Quarterly Financial Summary

(unaudited)

The following is a reconciliation of previously reported quarterly financial information restated to reflect the adjustments related to an internal review as a result of a SEC investigation and the change in revenue recognition method (in thousands of dollars except per share data):

	For the Three Months Ended
Fiscal Year 2003	July 27, 2002	October 26, 2002	January 31, 2003		May 3, 2003
Revenues, previously reported	$270,964	$348,891	$437,595		$	n/a
Adjustments for:
Revenue recognition	6,266	(20,613)	29,751			n/a

Revenues, restated	277,230	328,278	467,346			285,075

Income (loss) before income taxes and minority interest, previously reported	4,295	24,501	(5,849)			n/a
Adjustments for:
Revenue recognition	(102)	(3,814)	5,479			n/a
Vendor contracts	71	48	74			n/a

Income (loss) before income taxes and minority interest, restated	4,264	20,735	(296)			12,063

Net income, previously reported	2,694	16,033	24	(a)		n/a
Adjustments for:
Revenue recognition	(79)	(2,319)	3,355			n/a
Vendor contracts	46	31	48			n/a

Net income, restated	$2,661	$13,745	$3,427	(a)		$7,838

Net income per share—basic, previously reported	$.10	$.61	$.00		$	n/a
Adjustments for:
Revenue recognition	—	(.09)	.13			n/a

Net income per share—basic, restated	.10	.52	.13			.30

Net income per share—diluted, previously reported	.10	.61	.00			n/a
Adjustments for:
Revenue recognition	—	(.09)	.13			n/a

Net income per share—diluted, restated	.10	.52	.13			.30

(a)	The low effective tax rate in the third quarter of fiscal 2003 primarily related to the sale of a subsidiary company and the use of a capital loss carryforward.

Handleman Company

Quarterly Financial Summary

(unaudited)

	For the Three Months Ended
Fiscal Year 2002	July 28, 2001	October 27, 2001	January 31, 2002		April 27, 2002
Revenues, previously reported	$261,115	$355,223	$389,903		$331,275
Adjustments for:
Revenue recognition	(4,856)	(21,303)	17,168		(2,819)

Revenues, restated	256,259	333,920	407,071		328,456

Income (loss) before income taxes and minority interest, previously reported	5,571	24,587	3,278		16,352
Adjustments for:
Revenue recognition	(129)	(4,863)	4,116		162
Vendor contracts	259	187	515		(615)

Income (loss) before income taxes and minority interest, restated	5,701	19,911	7,909		15,899

Net income, previously reported	2,038	15,745	7,193	(b)	12,142 (b)
Adjustments for:
Revenue recognition	(67)	(2,998)	2,530		109
Vendor contracts	166	120	331		(395)

Net income, restated	$2,137	$12,867	$10,054	(b)	$11,856 (b)

Net income per share—basic, previously reported	$.08	$.59	$.27		$.46
Adjustments for:
Revenue recognition	—	(.11)	.10		—
Vendor contracts	—	—	.01		(.01)

Net income per share—basic, restated	.08	.48	.38		.45

Net income per share—diluted, previously reported	.08	.58	.27		.45
Adjustments for:
Revenue recognition	—	(.10)	.10		—
Vendor contracts	—	—	—		(.01)

Net income per share—diluted, restated	.08	.48	.37		.44

(b)	The low effective tax rates in the third and fourth quarters of fiscal 2002 resulted from tax benefits recognized primarily related to prior period losses at certain subsidiary companies for which no tax benefit was recorded in such prior periods.